                                  EXHIBIT 4.1


                               WARRANT AGREEMENT

          WARRANT AGREEMENT dated as of June 12, 1996 (the "Closing Date") between CARVER CORPORATION, a Washington corporation (the "Company"), and RENWICK CAPITAL MANAGEMENT, INC. (hereinafter referred to as the "Holder").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company proposes to issue to the Holder, warrants (the "Warrants") to purchase up to 100,000 shares (the "Shares") of Common Stock of the Company, par value $.01 per share (the "Common Stock") at prices ranging from $1.50 to $2.125 per share pursuant to and in connection with the Series A Preferred Stock Purchase Agreement dated June 12, 1996 by and among the Company, the investors on Schedule A thereof and Renwick Capital Management, Inc.; and

          NOW, THEREFORE, in consideration of the premises, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Grant.  The Holder is hereby granted the right to purchase, at
               -----
     any time from the Closing Date until 5:00 P.M., New York time, on the fifth anniversary of the Closing Date (the "Warrant Exercise Term"), up to 100,000 fully-paid and non-assessable Shares at an initial exercise price (subject to adjustment as provided in Article 6 hereof) ("Exercise Price") as follows:

               a. $1.50 per share if the Warrants are exercised at any time between the Closing Date and 5:00 P.M., New York time, on the second anniversary of the Closing Date;

               b. $1.75 per share if the Warrants are exercised on or between the day after the second anniversary of the Closing Date and 5:00 P.M., New York time, on the third anniversary of the Closing Date;

               c. $2.00 per share if the Warrants are exercised on or between the day after the third anniversary of the Closing Date and 5:00 P.M., New York time, on the fourth anniversary of the Closing Date; and

               d. $2.125 per share if the Warrants are exercised on or between the day after the fourth anniversary of the Closing Date and 5:00 P.M., New York time, on the fifth anniversary of the Closing Date.


                              Page 35 of 74 Pages

          2.   Warrant Certificates.  The warrant certificates (the "Warrant
               --------------------
     Certificates") delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

          3.   Exercise of Warrant.  The Warrants are exercisable at the prices
               -------------------
     set forth in Section 1 hereof, payable in cash by certified or official bank check in New York Clearing House Funds payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares purchased, at the Company's principal offices (currently located at 20121 48th Avenue West, Lynnwood, Washington 98036), the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares) in increments of at least 50,000 shares (or, if the number of shares available for purchase is less than 50,000, such lesser amount). In the case of the purchase of less than all the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares purchasable thereunder.

          4.   Issuance of Certificates.
               ------------------------

          Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The Warrant Certificates and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future President or Vice President of the Company attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

          Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares shall bear a legend substantially similar to the following:


                              Page 36 of 74 Pages

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED FOR RESALE, SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE (INCLUDING BY ANY PLEDGEE) UNLESS (A) THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES, OR (B) THE SECURITIES ARE OFFERED AND SOLD IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, AT THE OPTION OF THE COMPANY, THE HOLDER PROVIDES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.

          5.   Restriction on Transfer of Warrants.
               -----------------------------------

          By acceptance of a Warrant Certificate each Holder represents and agrees that such Holder is acquiring the Warrants evidenced thereby, and that upon exercise thereof it will acquire the Shares, not with a view to any sale, distribution or transfer thereof in violation of the Securities Act of 1933, as amended (the "Act") and acknowledges and agrees that the Warrants and the Shares may not be sold, transferred or otherwise disposed of without registration under the Act or any applicable exemption from the registration requirements of the Act. Holder further acknowledges that the Shares will not be issued pursuant to the exercise of a Warrant unless the exercise of the Warrant and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including without limitation, the Act, and other federal and state securities laws and regulations and the requirements of any stock exchange on which the Shares may then be listed, as established to the reasonable satisfaction of Company. The shares are subject to a Registration Rights Agreement of even date herewith between the Company and the Holder.

          6.   Price.
               -----

               6.1  Initial and Adjusted Exercise Price.  The initial exercise
                    -----------------------------------
     price of each Warrant shall be as set forth in Section 1 hereof. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 7 hereof.

               6.2  Exercise Price.  The term "Exercise Price" herein shall mean
                    --------------
     the initial exercise price or the adjusted exercise price, depending upon the context.

          7.   Anti-Dilution Provisions.  The Exercise Price in effect at any
               ------------------------
     time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:


                              Page 37 of 74 Pages

               a. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

               b. In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the lesser of the current market price of the Common Stock (as defined in Subsection (h) below) on the record date mentioned below, or the Exercise Price on such record date (the lesser of such two being the "Adjustment Trigger Price") the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Adjustment Trigger Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               c. In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (b) above) or subscription rights or warrants (excluding those referred to in Subsection (6) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding


                              Page 38 of 74 Pages
     multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

               d. In case the Company shall issue shares of its Common Stock [excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) any Permitted Issuance (as defined in Subsection
     (m) below), (iii) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section (7) (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights] for a consideration per share (the "Offering Price") less than the Adjustment Trigger Price the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received or to be received [determined as provided in Subsection (g) below] for the issuance of such additional shares would purchase at the Adjustment Trigger Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

               e. In case the Company shall issue any securities convertible into or exchangeable for its Common Stock [excluding securities issued in transactions described in Subsections (b) and (c) above] for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities [determined as provided in Subsection (g) below] less than the Adjustment Trigger Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received or to be received [determined as provided in Subsection (g) below] for such securities would purchase at the Adjustment Trigger Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.


                              Page 39 of 74 Pages

               f. Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date of such adjustment and dividing the product so obtained by the Exercise Price, as adjusted, such quotient to be rounded up to the next whole number.

               g. For purposes of any computation respecting consideration received pursuant to Subsections (b), (c), (d) and (e) above the following shall apply:

                    (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith.

                    (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                    (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof [the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (g)].

               (h)  For the purpose of any computation under Subsections (b),
     (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices
     for 30 consecutive business days before such date   The closing price for
     each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors, whose determination shall be conclusive.

               (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least ten cents ($0.10) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any


                              Page 40 of 74 Pages
     subsequent adjustment required to be made hereunder. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 7, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

               (j) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section (7), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

               (k) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i), inclusive above.

               (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants therefore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

               (m) "Permitted Issuance" shall mean (i) shares issued in connection with an underwritten public offering, (ii) shares issued pursuant to the Company's employee benefit plans in existence on the Closing Date or as subsequently adopted with the approval of the shareholders of the Company in the manner required by any shareholders of the Company in the manner required by any applicable law, (iii) shares of Common Stock in an amount not greater than ten percent of the Company's then outstanding shares of Common Stock issued to strategic partners, (iv) Common Stock issued as a stock dividend to holders of Common Stock or Series A Cumulative Convertible Preferred Stock or upon any subdivision or combination of such shares, (v) shares issued upon conversion of Series A Cumulative Convertible Preferred Stock or as payment of dividends thereon,
     (vi) securities issued in connection with the merger or consolidation of the Company or any subsidiary with any other operating entity, or the


                              Page 41 of 74 Pages
     exchange of securities for stock of another operating entity; (vii) the issuance of securities in connection with the purchase of all or substantially all of the assets of another operating business entity or a division of another operating business entity; (viii) the offering or issuance of securities in connection with the purchase of any tangible or intangible assets for use in the Company's business, including, without limitation, patents, trade secrets and leasehold interests, the lease of equipment by the Company, the provision of lease financing to the Company or the purchase of capital equipment by the Company; or (ix) shares of Common Stock issued upon exercise of the Warrants.

          8.   Exchange and Replacement of Warrant Certificates.
               ------------------------------------------------

          Each Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          9.   Elimination of Fractional Interests.
               -----------------------------------

          The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

          10.  Reservation and Listing of Securities.
               -------------------------------------

          The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on or quoted by NASDAQ.

          11.  Notices to Warrant Holders.
               --------------------------


                              Page 42 of 74 Pages

          Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company (other than under circumstances covered by Subsection 7(a) above); or

               (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor (other than under circumstances covered by Subsection 7(a) above); or

               (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

               (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

               (e) the Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least fifteen
     (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable


                              Page 43 of 74 Pages
     securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          12.  Notices.
               -------

          Any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, consent, approval, demand and other communication in connection with this Agreement shall be deemed to be given if given in writing (including facsimile, telecopy or similar transmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telecopy by receipt of a telecopy transmission confirmation) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails (i) with first-class postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.

          If to the Company, to it at 20121-48th Avenue West, Lynnwood, Washington 98036.

          If to any Investor, to it at 900 Third Avenue, 27th Floor, New York, New York 10022, with a copy to Crummy, Del Deo, Dolan, Griffinger & Vecchione, a Professional Corporation, One Riverfront Plaza, Newark, New Jersey 07102-5497, Telecopy: (201) 596-0545 to the attention of Jeffrey A. Baumel, Esq.

          13.  Course of Dealing; Amendments, Waivers and Consents.
               ----------------------------------------------------

          No course of dealing between any Holder, on one hand, and the Company, on the other hand, shall operate as a waiver of any Holder's rights under this Agreement or any other Transaction Document. The Company acknowledges that if any Holder, without being required to do so by this Agreement or any other Transaction Document, gives any notice of information to, or obtains any consent from, the Company, the Holder shall not by implication have amended, waived or modified any provision of this Agreement or any other Transaction Document, or created any duty to give any such notice or information or to obtain such consent on any future occasion. No delay or omission on the part of any Investor in exercising any right under this Agreement or any other Transaction Document shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the Holder.. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each Holder of any securities


                              Page 44 of 74 Pages
     purchased under this Agreement at the time outstanding (including securities into which such securities are convertible or exercisable), each future holder of any of such securities and the Company.

          14.  Survival of Covenants; Assignability of Rights.
               ----------------------------------------------

          The Warrants may not be sold, assigned, or transferred except in compliance with Section 5 above. All covenants, agreements, representations and warranties of the Company made in this Agreement and any other written information delivered or furnished to any Investor in connection herewith or therewith:

               (a) shall inure to the benefit of each of the Holder and its respective successors and assigns and each permitted transferee of any Warrants (whether so expressed or not), but only if such transferee is (A) an affiliate, partner or stockholder of Holder or transferee or (B) a transferee or assignee of Warrants to purchase at least 50,000 Shares, as adjusted for any stock split, stock dividend or other recapitalization, provided in any event that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and provided, further, that the transferee or assignee agrees in writing to abide by and assume each and every duty and obligation of an Investor pursuant to this Agreement.

          15.  Termination.
               -----------

          This Agreement shall terminate on the earlier of the fifth anniversary of the Closing Date or the date on which all Warrants have been exercised in full.

          16.  Governing Law.
               -------------

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Washington and for all purposes shall be construed in accordance with the laws of said State without regard to the conflicts of laws provisions thereof.

          17.  Benefits of This Agreement.
               --------------------------

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Holder and any other permitted registered holder or holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder and any other permitted holder or holders of the Warrant Certificates.


                              Page 45 of 74 Pages

          18.  Counterparts.
               ------------

          This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, as of the day and year first above written.

     [SEAL]                        CARVER CORPORATION



                                   By: /s/ Stephen M. Williams
                                      --------------------------------
                                   Name:  Stephen M. Williams
                                   Title:  President

     Attest:


     -----------------------


                                   RENWICK CAPITAL MANAGEMENT, INC.



                                   By: /s/ Raj K. Bhatia
                                      -----------------
                                   Name:  Raj K. Bhatia
                                   Title:  Co-President


                              Page 46 of 74 Pages

                                   EXHIBIT A



                              Warrant Certificate



                                See Exhibit 4.5
                                    to this
                                 Current Report
                                       on
                                    Form 8-K


                              Page 47 of 74 Pages

                         [FORM OF ELECTION TO PURCHASE]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash, certified or official bank check payable in New York Clearing House Funds to the order of Carver Corporation, any combination of cash or certified or official bank check in New York Clearing House funds, or by wire transfer of immediately available funds in the amount of $ _________ , all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ____________________ , whose address is __________________, and that such
     Certificate be delivered to,
     ______________, whose address is _____________.




     Dated:                   Signature: ________________________

     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


          ________________________________


          ________________________________
          (Insert Social Security or Other
          Identifying Number of Holder)


                              Page 48 of 74 Pages

                              [FORM OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


     FOR VALUE RECEIVED

     hereby sells, assigns and transfers unto


     (Please print name and address of transferee)

     this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
     _______________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


     Dated:                             Signature:______________________

     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


     _______________________________


     _______________________________
     (Insert Social Security or Other
     Identifying Number of Assignee)


                              Page 49 of 74 Pages